Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Amendment”) is entered into as of October 9, 2026, by and among JEFFERIES CREDIT PARTNERS BDC INC., a Maryland corporation (the “Company”), CIBC BANK USA, as administrative agent (in such capacity, the “Administrative Agent”), and each of the financial institutions party to the Existing Credit Agreement referred to below (collectively, the “Lenders”).

RECITALS

A. The Company, the Administrative Agent and the Lenders are party to that certain Credit Agreement, dated as of October 15, 2024 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 21, 2025, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of October 10, 2025, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Amended Credit Agreement, and the rules of construction set forth in Section 1.2 of the Amended Credit Agreement shall apply herein as if fully set forth herein, mutatis mutandis.

B. Pursuant to Section 15.1 of the Existing Credit Agreement, the Company, the Administrative Agent and each of the Lenders wish to amend the Existing Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to the Existing Credit Agreement. Upon the occurrence of the Third Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions to appear therein in appropriate alphabetical order:

“Third Amendment Effective Date means October 9, 2026.”

(b) The definition of “Stated Termination Date” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Stated Termination Date means, as of the Third Amendment Effective Date, October 8, 2027, subject to the extension of such date pursuant to Section 6.5.”

(c) The definition of “Revolving Commitment” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment” means, as of the Closing Date, $100,000,000, as such amount may be increased or reduced from time to time pursuant to Section 6.1.

(d) Annex A (Lenders and Pro Rata Shares) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2. Representations and Warranties. The Company represents, warrants and certifies to the Secured Parties that:

(a) (i) the execution and delivery by the Company of this Amendment, and its performance hereunder and under the Amended Credit Agreement, have been duly authorized by the Company; (ii) this Amendment and the Amended Credit Agreement each constitute the legal, valid and binding agreement and obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law); (iii) the resolutions of the board of directors of the Company, dated October 11, 2024, that were previously delivered to the Administrative Agent on October 15, 2024 authorize the Company’s entry into this Amendment and its performance of this Amendment and the Amended Credit Agreement and the transactions contemplated hereby and thereby, and such resolutions have not been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the Third Amendment Effective Date and are the only resolutions adopted by the board of directors of the Company now in force relating to the matters referred to therein; and (iv) there have been no amendments, restatements, supplements or other modifications to the Constituent Documents of the Company that were previously delivered to the Administrative Agent on October 15, 2024 pursuant to the Existing Credit Agreement, and all of such Constituent Documents remain in full force and effect as of the Third Amendment Effective Date;

(b) at the time of and immediately after giving effect to this Amendment, each of the representations and warranties of the Company set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all respects with the same effect on the Third Amendment Effective Date as if made on such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all respects as of such earlier date); and

(c) at the time of and after giving effect to this Amendment, no Unmatured Event of Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or would immediately result from this Amendment and the transactions contemplated hereby.

3. Lender Commitment Termination and Lender Release.

(a) Effective as of the Third Amendment Effective Date and so long as Dime Community Bank (the “Exiting Lender”) receives in immediately available funds the applicable Payoff Amount (as defined below) on or before the Third Amendment Effective Date: (a) the Commitment of the Exiting Lender is terminated and the Exiting Lender relinquishes its rights, is released from its obligations as a Lender under the Existing Credit Agreement and the other Loan Documents and shall cease to be a “Lender” or “secured party” under the Amended Credit Agreement and the other Loan Documents, and (b) all of the Obligations and all other amounts due and owing by the Company to the Exiting Lender (after giving effect to any reallocation under Section 6 below) will have been paid off, satisfied and discharged in full and any Liens under the Loan Documents in favor of the Exiting Lender will be automatically and irrevocably released and terminated without any further action, in each case, other than rights that expressly survive termination pursuant to the terms of the Amended Credit Agreement and the other Loan Documents. The parties hereto acknowledge and agree that the other Lenders party hereto will not have their respective Commitments reduced and/or terminated in connection with the termination of the Exiting Lender’s Commitment on the Third Amendment Effective Date.

(b) The Exiting Lender hereby acknowledges that the applicable sum as listed on Schedule II hereto (the “Payoff Amount”) represents all of the Obligations and all other amounts (including all of the interest and unused commitment fees that have accrued, but remain unpaid prior to the Third Amendment Effective Date) due and owing by the Company to the Exiting Lender under the Amended Credit Agreement and the other Loan Documents as of the Third Amendment Effective Date.

4. Third Amendment Effective Date. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) upon which the Administrative Agent shall have received each of the following, dated as of the Third Amendment Effective Date (if applicable) and in form and substance acceptable to the Administrative Agent:

(a) Amendment. This Amendment, duly executed and delivered by each of the parties hereto;

(b) Closing Certificate. A certificate executed by Senior Officers of the Company certifying the matters set forth in Section 6.5.1 of the Amended Credit Agreement;

(c) Good Standing. With respect to the Company, a good standing certificate in its jurisdiction of incorporation or formation, certified to as of a recent date; and

(d) Payment of Fees and Expenses. Payment in full by the Company of all fees and reasonable and documented out-of-pocket costs and expenses due to the Administrative Agent and the Lenders under the Loan Documents on or prior to the Third Amendment Effective Date (including (i) a facility extension fee for the benefit of (A) the Administrative Agent as set forth in the Agent Fee Letters and (B) Dime Bank as Lender as set forth in the Lender Fee Letter, which facility extension fee shall be due and payable in full on the Third Amendment Effective Date and shall be fully earned and non- refundable once paid and (ii) all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Third Amendment Effective Date).

5. Reference to and Effect upon the Loan Documents.

(a) The Company (i) affirms all of its obligations under the Loan Documents as modified hereby (including any such obligations that have been expanded, extended or amended hereby), and (ii) agrees that, except as specifically set forth herein, this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Company’s obligations under the Loan Documents. The Company (x) affirms that, except as specifically set forth herein, each of the Liens granted in or pursuant to the Collateral Documents in accordance with their terms (including, for the avoidance of doubt, those granted by the Company with respect to the Collateral Account prior to this Amendment) are valid and subsisting and shall continue to secure the obligations recited to be secured by such Collateral Documents in accordance with their terms, after giving effect to this Amendment, and (y) agrees that, except as specifically set forth herein, this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Collateral Documents (including, for the avoidance of doubt, those granted by the Company with respect to the Collateral Account prior to this Amendment).

(b) Except as specifically amended hereby, the Existing Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith remain in full force and effect and are hereby ratified and confirmed in all respects.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any other Secured Party under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, nor constitute a release, discharge or waiver of any provision of any such document, except as specifically set forth herein, and the failure of any Secured Party at any time or times hereafter to require strict performance by the Company of any provision of any Loan Document shall not waive, affect or diminish the right of the Secured Parties to thereafter demand strict compliance therewith.

(d) Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Amended Credit Agreement. This Amendment shall be deemed a Loan Document under the Amended Credit Agreement and all references to a “Loan Document” in the Amended Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

(e) The execution and delivery of this Amendment shall not constitute a novation of any Debt or other Obligations owing to the Secured Parties under the Existing Credit Agreement or any other Loan Documents.

6. Reallocation. On the Third Amendment Effective Date, and after giving effect to Section 3 and 4 hereof, the Administrative Agent will reallocate the outstanding Loans under the Amended Credit Agreement, such that, after giving effect to this Amendment, the ratio of each Lender’s share of outstanding Loans shall be in proportion to each Lender’s respective pro rata share of the Commitments. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Company shall pay any amounts due pursuant to Section 8..4 of the Amended Credit Agreement as a result of such reallocation occurring on any date other than the last day of the Term SOFR Interest Period on the date of such repayment.

7. Costs and Expenses. The Company hereby affirms its obligation under Section 15.5 of the Amended Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out- of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Amendment, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

8. GOVERNING LAW; FORUM SELECTION AND CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. The provisions of Sections 15.19 and 15.20 of the Amended Credit Agreement are hereby incorporated herein by reference as if fully set forth herein, mutatis mutandis.

9. Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of the executed Amendment and any other documents executed in connection herewith that are maintained by the Administrative Agent and the Lenders shall deemed to be originals.

11. Successors and Assigns. This Amendment shall be binding upon each of the undersigned and each of their respective successors and permitted assigns and shall inure to the benefit of each of the undersigned and the successors and permitted assigns of the Administrative Agent and the Lenders. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

12. Entire Agreement. This Amendment, together with the Amended Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3 of the Amended Credit Agreement) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

13. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment. All obligations of the parties hereto and rights of the Administrative Agent and the Lenders expressed herein and in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

14. Amendments. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY:

JEFFERIES CREDIT PARTNERS BDC INC., a Maryland corporation

By:	/s/ Adam Klepack
Name: Adam Klepack
Title: General Counsel and Secretary

[Signature Page to Amendment No. 3 to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

CIBC BANK USA, as Administrative Agent and a Lender

By:	/s/ A. James Catizone
Name: A. James Catizone
Title: Associate Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

EXITING LENDER:

SOLELY WITH RESPECT TO §3 ABOVE

DIME COMMUNITY BANK, as a Lender

By:	/s/ Michael Watts
Name: Michael Watts
Title: Head of Fund Finance

[Signature Page to Amendment No. 3 to Credit Agreement]

SCHEDULE I

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share
CIBC Bank USA	$100,000,000.00	100.000%

TOTAL	$100,000,000.00	100.000%

SCHEDULE II

Payoff Amount

$1,000,000